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                                                                  EXHIBIT (d)(2)
                         AMERICAN XTAL TECHNOLOGY, INC.
                             STOCK OPTION AGREEMENT

         American Xtal Technology, Inc. has granted to the individual (the "OPTIONEE") named in the Notice of Grant of Stock Options (the "NOTICE") to which this Stock Option Agreement (the "OPTION AGREEMENT") is attached an option (the "OPTION") to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the American Xtal Technology, Inc. 1997 Stock Option Plan (the "PLAN"), as amended to the Date of Option Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice, the Plan and this Option Agreement, including the Effect of Termination of Service set forth in Section 7, (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Option Agreement.

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a)      "DATE OF OPTION GRANT" means the effective
date of grant of the Option as set forth in the Notice.

                           (b)      "NUMBER OF OPTION SHARES" means the total
number of shares of Stock subject to the Option as set forth in the Notice and as adjusted from time to time pursuant to Section 9.

                           (c)      "EXERCISE PRICE" means the purchase price
per share of Stock as set forth in the Notice and as adjusted from time to time pursuant to Section 9.

                           (d)      "OPTION EXPIRATION DATE" means the date ten
(10) years after the Date of Option Grant.

                           (e)      "VESTED SHARES" means, on any relevant date,
that portion of the Number of Option Shares which has vested in accordance with vesting schedule set forth in the Notice. Provided that the Optionee's Service has not terminated prior to the relevant date, an initial installment of shares will become Vested Shares on the initial "Full Vest" date set forth in the Notice, and thereafter the remaining shares will become Vested Shares in substantially equal installments at the periodic rate set forth in the Notice, with the last such installment vesting on the last "Full Vest" date set forth in the Notice.

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                           (f)      "BOARD" means the Board of Directors of the
Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                           (g)      "CODE" means the Internal Revenue Code of
1986, as amended, and any applicable regulations promulgated thereunder.

                           (h)      "COMPANY" means American Xtal Technology,
Inc., a Delaware corporation, or any successor corporation thereto.

                           (i)      "CONSULTANT" means any person, including an
advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                           (j)      "DIRECTOR" means a member of the Board or of
the board of directors of any other Participating Company.

                           (k)      "DISABILITY" means the inability of the
Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company group because of the sickness or injury of the Optionee.

                           (l)      "EMPLOYEE" means any person treated as an
employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Option Agreement.

                           (m)      "EXCHANGE ACT" means the Securities Exchange
Act of 1934, as amended.

                           (n)      "FAIR MARKET VALUE" means, as of any date,
the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                                    (i)      If, on such date, there is a public
market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                                    (ii)     If, on such date, there is no
public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

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                           (o)      "INSIDER" means an officer or a Director of
the Company or any other person whose transactions in Stock are subject to
Section 16 of the Exchange Act.

                           (p)      "PARENT CORPORATION" means any present or
future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (q)      "PARTICIPATING COMPANY" means the Company or
any Parent Corporation or Subsidiary Corporation.

                           (r)      "PARTICIPATING COMPANY GROUP" means, at any
point in time, all corporations collectively which are then Participating Companies.

                           (s)      "SECURITIES ACT" means the Securities Act of
1933, as amended.

                           (t)      "SERVICE" means the Optionee's employment or
service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, the Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vested Ratio. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                           (u)      "STOCK" means the common stock of the
Company, as adjusted from time to time in accordance with Section 9.

                           (v)      "SUBSIDIARY CORPORATION" means any present
or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                  1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

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         2.       TAX CONSEQUENCES.

                  2.1 TAX STATUS OF OPTION. This Option is intended to have the tax status designated in the Notice.

                           (a)      INCENTIVE STOCK OPTION. If the Notice so
designates, this Option is intended to be an incentive stock option within the meaning of Section 422(b) of the Code (an "INCENTIVE STOCK OPTION"), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO OPTIONEE: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in
Section 22(e)(3) of the Code), the Option will be treated as a nonstatutory stock option and not as an Incentive Stock Option to the extent required by
Section 422 of the Code.)

                           (b)      NONSTATUTORY STOCK OPTION. If the Notice so
designates, this Option is intended to be a nonstatutory stock option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

                  2.2 ISO FAIR MARKET VALUE LIMITATION. If the Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO OPTIONEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

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         3.       ADMINISTRATION.

                  All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         4.       EXERCISE OF THE OPTION.

                  4.1 RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

                  4.2 METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

                  4.3      PAYMENT OF EXERCISE PRICE.

                           (a)      FORMS OF CONSIDERATION AUTHORIZED. Except as
otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price,
(iii) by means of a Cashless Exercise, as defined in Section 4.3(c), or (iv) by any combination of the foregoing.

                           (b)      TENDER OF STOCK. Notwithstanding the
foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

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                           (c)      CASHLESS EXERCISE. A "CASHLESS EXERCISE"
means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

                  4.4 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

                  4.5 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

                  4.6 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such

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requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                  4.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

         5.       NONTRANSFERABILITY OF THE OPTION.

                  The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6.       TERMINATION OF THE OPTION.

                  The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Change in Control to the extent provided in
Section 8.

         7.       EFFECT OF TERMINATION OF SERVICE.

                  7.1      OPTION EXERCISABILITY.

                           (a)      DISABILITY. If the Optionee's Service with
the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                           (b)      DEATH. If the Optionee's Service with the
Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve
(12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within one
(1) month after the Optionee's termination of Service.

                           (c)      TERMINATION AFTER CHANGE IN CONTROL. If the
Optionee's Service ceases as a result of Termination After Change in Control (as defined below), (i) the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any

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time prior to the expiration of six (6) months after the date on which the
Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (ii) the Option shall become immediately vested and exercisable in full and the Vested Ratio shall be deemed to be 1/1 as of the date on which the Optionee's Service terminated.

                           (d)      OTHER TERMINATION OF SERVICE. If the
Optionee's Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within three (3) months (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  7.2 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

                  7.3 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

                  7.4      CERTAIN DEFINITIONS.

                           (a)      "TERMINATION AFTER CHANGE IN CONTROL" shall
mean either of the following events occurring within twelve (12) months after a Change in Control:

                                    (i)      termination by the Participating
Company Group of the Optionee's Service with the Participating Company Group for any reason other than for Cause (as defined below); or

                                    (ii)     the Optionee's resignation for Good
Reason (as defined below) from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee's Service with the Participating Company Group which (1) is for Cause (as defined below); (2) is a result of the Optionee's death or disability;

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(3) is a result of the Optionee's voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

                           (b)      "CAUSE" shall mean any of the following: (i)
the Optionee's theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Optionee's improper use or disclosure of a Participating Company's confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company's reputation or business; (iv) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Optionee of any employment agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee's ability to perform his or her duties with a Participating Company.

                           (c)      "GOOD REASON" shall mean any one or more of
the following:

                                    (i)      without the Optionee's express
written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee's responsibilities, substantially inconsistent with the Optionee's positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

                                    (ii)     without the Optionee's express
written consent, the relocation of the principal place of the Optionee's Service to a location that is more than thirty (30) miles from the Optionee's principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control; or

                                    (iii)    any failure by the Participating
Company Group to pay, or any material reduction by the Participating Company Group of, (1) the Optionee's base salary in effect immediately prior to the date of the Change in Control by more than 15% (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee's), or (2) the Optionee's bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee).

         8.       CHANGE IN CONTROL.

                  8.1      DEFINITIONS.

                           (a)      An "OWNERSHIP CHANGE EVENT" shall be deemed
to have occurred if any of the following occurs with respect to the Company:

                                    (i)      the direct or indirect sale or
exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

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                                    (ii)     a merger or consolidation in which
the Company is a party;

                                    (iii)    the sale, exchange, or transfer of
all or substantially all of the assets of the Company; or

                                    (iv)     a liquidation or dissolution of the
Company.

                           (b)      A "CHANGE IN CONTROL" shall mean an
Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  8.2 EFFECT OF CHANGE IN CONTROL ON OPTION. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under the Option or substitute for the Options in connection with the Change in Control, and provided that the Optionee's Service has not terminated prior to such date, any unexercised portion of the Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change of Control. Any exercise of the Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. For purposes of this
Section 8.2, the Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in

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Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

         9.       ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

                  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

         10.      RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

                  The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

         11.      NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

                  The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Notice designates this Option as an Incentive Stock Option, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Date of Option Grant. Until such time as the Optionee disposes of

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

such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Option Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

         12.      LEGENDS.

                  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions, or, if applicable, the Option's status as an Incentive Stock Option, on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

         13.      RESTRICTIONS ON TRANSFER OF SHARES.

                  No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

         14.      BINDING EFFECT.

                  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         15.      TERMINATION OR AMENDMENT.

                  The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. No amendment or addition to this Option Agreement shall be effective unless in writing.

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

         16.      NOTICES.

                  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the Notice or at such other address as such party may designate in writing from time to time to the other party.

         17.      INTEGRATED AGREEMENT.

                  This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         18.      APPLICABLE LAW.

                  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

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

                                              Optionee: ________________________
(TM)Incentive Stock Option
(TM)Nonstatutory Stock Option                     Date: ________________________

                          STOCK OPTION EXERCISE NOTICE
                               (Registered Shares)

American Xtal Technology, Inc.
4311 Solar Way
Fremont, CA 94538

Attention: Chief Financial Officer

Ladies and Gentlemen:

         1. Exercise of Option. I was granted an option (the "OPTION") to purchase shares of the common stock of American Xtal Technology, Inc. (the "COMPANY") on ___________________, 19___, pursuant to the Company's 1997 Stock Option Plan, my Notice of Grant of Stock Options (the "NOTICE") and my Stock Option Agreement (the "OPTION AGREEMENT"). The Grant Number of the Option is _____________. I hereby elect to exercise the Option as to a total of
__________________ shares of the common stock of the Company (the "SHARES"), all of which have vested in accordance with the Option Agreement.

         2. Payment. Enclosed herewith or arrangements have been made for full payment in the aggregate amount of $_____________ (representing $_______ per share) for the Shares in the manner set forth in the Option Agreement. I authorize payroll withholding and otherwise will make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any.

         3. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon the my heirs, executors, administrators, successors and assigns.

         If the Option is an Incentive Stock Option, I agree that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Shares acquired pursuant to the Option within one (1) year from the date I exercise all or part of the Option or within two (2) years of the date of grant of the Option.

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

         My address of record is:

              _______________________________________________

              _______________________________________________

         My Social Security Number is: ______________________

         I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Option Agreement, which I have received and carefully read and understand.

                                           Very truly yours,

                                           _____________________________________
                                           (Signature)

                                           _____________________________________
                                           (Optionee's Name Printed)

Receipt of the above is hereby acknowledged.

AMERICAN XTAL TECHNOLOGY, INC.

By:____________________________

Title:_________________________

Dated:_________________________

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